Exhibit 99.1

Black Ridge Acquisition Corp. Provides Update on Business Combination

Announces Execution of Additional Purchase Agreements and Amendment to Merger Agreement

Stockholder Vote Scheduled for August 9, 2019

Minneapolis, Minn. August 6, 2019 – Black Ridge Acquisition Corp. (NASDAQ: BRAC), a public acquisition vehicle (“Black Ridge”), today provided an update on the previously announced definitive merger agreement (“Merger Agreement”) whereby Black Ridge will acquire two of Ourgame International Holdings Ltd (“Ourgame”) global esports and entertainment assets, Allied Esports International, Inc. (“Allied Esports”) and WPT Enterprises, Inc. (“WPT”).

In connection with the proposed transaction, Black Ridge has executed purchase agreements with several third parties providing for such third parties to purchase an aggregate of $18,000,000 of shares of Black Ridge common stock in the open market or in privately negotiated transactions.

Black Ridge also announced that it has entered into an amendment to the Merger Agreement to, among other things, reduce the closing condition requiring Black Ridge to have a minimum amount of cash on hand following the proper exercise of conversion rights by the holders of public shares from $80,000,000 to $22,000,000 and to revise certain terms of the previously disclosed required repayment of $35,000,000 of debt obligations held by Ourgame.

The special meeting of Black Ridge stockholders to vote on the proposed business combination will now be held on August 9, 2019. The special meeting was originally scheduled for June 28, 2019. The record date for determination of stockholders entitled to vote at the special meeting, including at all adjournments thereof, remains June 10, 2019.

Pursuant to the purchase agreements, at the closing of business combination with Allied Esports and WPT, Black Ridge will issue to the purchasers 1.5 shares of Black Ridge common stock for every 10 shares purchased by them under the purchase agreements. Additionally, Black Ridge Oil & Gas, Inc. (“BROG”), Black Ridge’s sponsor, will transfer to the purchasers an aggregate of approximately 720,000 shares of Black Ridge common stock owned by BROG.

A Current Report on Form 8-K and a supplement to the proxy statement relating to the proposed transaction will be filed with the SEC prior to the special meeting of stockholders to provide additional information relating to the foregoing transactions.

Black Ridge also announced that it may explore effectuating amendments to its outstanding warrants following the closing of the business combination to make them more attractive to holders, including but not limited to seeking to lower the exercise price of such warrants. However, there can be no assurance that such amendments will be considered or, if considered, that they will be proposed or approved.

About Black Ridge Acquisition Corp.

Black Ridge Acquisition Corp. is a special purpose acquisition company sponsored by Black Ridge Oil & Gas, Inc. (OTCQB: ANFC) for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. Black Ridge Acquisition Corp. completed its initial public offering in October 2017, raising $138 million in cash proceeds.

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No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to sell or purchase, nor the solicitation of an offer to buy or sell any securities, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the business combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

Black Ridge and its directors and executive officers may be deemed participants in the solicitation of proxies of Black Ridge stockholders in respect of the proposed business combination. Information about the directors and executive officers of Black Ridge is set forth in Black Ridge’s definitive proxy statement relating to the business combination and Black Ridge’s other reports filed with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2018. Information about the directors and executive officers and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, is set forth in Black Ridge’s definitive proxy statement.  Investors may obtain additional information about the interests of such participants by reading such proxy statement on the SEC’s website at www.sec.gov.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Black Ridge’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Forward-looking statements are inherently uncertain and subject to a variety of events, factors and conditions, many of which are beyond the control of Black Ridge and not all of which are known to Black Ridge, including, without limitation those risk factors described from time to time in Black Ridge’s reports filed with the SEC, including the definitive proxy statement. Among the factors that could cause actual results to differ materially are: the successful completion of the Business Combination, amount of redemptions and the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals. Most of these factors are outside the control of Black Ridge and are difficult to predict. The information set forth herein should be read in light of such risks. Black Ridge does not assume any obligation to update the information contained in this press release except as required by law.

Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com

424-238-6249

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